Exhibit 10.3
YETI HOLDINGS, INC.
2024 EQUITY AND INCENTIVE COMPENSATION PLAN

NON-EMPLOYEE DIRECTOR DEFERRED STOCK UNIT AGREEMENT

This NON-EMPLOYEE DIRECTOR DEFERRED STOCK UNIT AGREEMENT (this “Agreement”) is made as of [Grant Date] (the “Date of Grant”), by and between YETI Holdings, Inc., a Delaware corporation (the “Company”), and [Participant Name] (the “Grantee”).

1.Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company’s 2024 Equity and Incentive Compensation Plan, as may be amended from time to time (the “Plan”).

2.Grant of DSUs. Subject to and upon the terms, conditions and restrictions set forth in this Agreement, including any additional terms and conditions for the Grantee’s jurisdiction (for Grantees outside the United States (“U.S.”) only) set forth in the attached Appendices that form part of this Agreement, and in the Plan, the Company hereby grants to the Grantee [Number of Awards Granted] deferred stock units (the “DSUs”). Each DSU shall represent the right of the Grantee to receive one share of Common Stock subject to and upon the terms and conditions of this Agreement.

3.Restrictions on Transfer of DSUs. Neither the DSUs evidenced hereby nor any interest therein or in the shares of Common Stock underlying such DSUs shall be transferable prior to payment to the Grantee pursuant to Section 7 hereof, other than as described in Section 5.6 of the Plan.

4.Vesting of DSUs. Subject to the terms and conditions of Sections 5 and 6 hereof, the DSUs covered by this Agreement shall become nonforfeitable and payable to the Grantee pursuant to Section 7 hereof with respect to one-hundred percent (100%) of the DSUs on the earlier of (a) the first anniversary of the Date of Grant or (b) immediately prior to the next annual meeting of the Company’s stockholders following the Date of Grant (either such date, the “Vesting Date”), if the Grantee continues to serve as a non-employee director of the Company (“Director”) until the Vesting Date.

5.Accelerated Vesting of DSUs. Notwithstanding the provisions of Section 4 hereof, the DSUs covered by this Agreement will become nonforfeitable and payable to the Grantee pursuant to Section 7 hereof earlier than the time provided in Section 4 hereof if any of the following circumstances apply at a time when the DSUs have not been forfeited (to the extent the DSUs have not previously become nonforfeitable):

(a)Death or Disability. The DSUs subject to this Agreement shall become nonforfeitable and payable to the Grantee pursuant to Section 7 hereof upon the Grantee’s death or Disability that shall occur while the Grantee is a Director.

For purposes of this Agreement, the term “Disability” shall mean the Grantee’s medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and which results in the Grantee being unable to engage in any substantial gainful activity, in any case, as determined by the members of the Board other than the Grantee.

(b)Change in Control. The DSUs subject to this Agreement shall become nonforfeitable and payable to the Grantee pursuant to Section 7 hereof upon the occurrence of a Change in Control while the Grantee is a Director.

6.Forfeiture of Awards. Except to the extent the DSUs covered by this Agreement have become nonforfeitable pursuant to Section 4 or 5 hereof, the DSUs covered by this Agreement shall be forfeited automatically, without the payment of consideration therefor and without further notice, on the date that the Grantee ceases to be a Director.

7.Form and Time of Payment of DSUs. Payment in respect of the DSUs, after and to the extent they have become nonforfeitable pursuant to Section 4 or 5 hereof, shall be made in the form of shares of Common Stock. Payment shall be made according to the election made by the Grantee on the applicable election form provided by the Company to the Grantee.

8.Dividend Equivalents; Other Rights.

(a)The Grantee shall have no rights of ownership in the shares of Common Stock underlying the DSUs and no right to vote the shares of Common Stock underlying the DSUs until the date on which the shares of Common Stock underlying the DSUs are issued or transferred to the Grantee pursuant to Section 7 hereof.

(b)From and after the Date of Grant and until the earlier of (i) the time when the DSUs become nonforfeitable and are paid to the Grantee in accordance with Section 7 hereof or (ii) the time when the Grantee’s right to receive the shares of Common Stock in payment of the DSUs is forfeited in accordance with Section 6 hereof, on the date that the Company pays a cash dividend (if any) or other cash distribution to holders of shares of Common Stock generally, the Grantee shall be entitled to a number of additional DSUs determined by dividing (A) the product of (x) the dollar amount of such cash dividend or other cash distribution paid per share of Common Stock on such date and (y) the total number of DSUs (including dividend equivalents credited thereon) previously credited to the Grantee pursuant to this Agreement as of such date, by (B) the Market Value per Share on such date. Such dividend equivalents (if any) shall be subject to the same applicable terms and conditions (including vesting, forfeitability, dividend equivalents and payment) as apply to the DSUs as to which the dividend equivalents were credited.

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(c)The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock in the future, and the rights of the Grantee will be no greater than that of

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an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

9.Adjustments. The number of shares of Common Stock issuable for each DSU and the other terms and conditions of the grant evidenced by this Agreement are subject to adjustment as provided in Section 7 of the Plan.

10.Compliance With Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any of the shares of Common Stock pursuant to this Agreement if the issuance thereof would result in violation of any such law.

11.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that
(a) no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s written consent, and (b) the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code.

12.Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

13.Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.

14.Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

15.Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

16.Notices. Any notice to the Company provided for herein shall be in writing (including electronically) to the Company, marked Attention: General Counsel, and any notice to the Grantee shall be addressed to the Grantee at the Grantee’s address on file with the Company at the time of such notice. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United

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States mail (or internationally recognized courier service), postage and fees prepaid, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

17.Electronic Delivery and Participation. The Company may, in its sole discretion, deliver any documents related to the DSUs and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18.No Right to Future Awards or Board Membership. The grant of the DSUs under this Agreement to the Grantee is a voluntary, discretionary award being made on a one- time basis and it does not constitute a commitment to make any future awards. Nothing contained in this Agreement shall confer upon the Grantee any right to continued service as a member of the Board.

19.Compliance With Section 409A of the Code. To the extent applicable, it is intended that any amounts payable under this Agreement and the Plan, and the Company’s and the Grantee’s exercise of authority or discretion hereunder, are exempt from or comply with the provisions of Section 409A of the Code so as to not subject the Grantee to the payment of the additional tax, interest and any tax penalty which may be imposed under Section 409A of the Code. In furtherance of this intent, to the extent that any provision hereof would result in the Grantee being subject to payment of the additional tax, interest and tax penalty under Section 409A of the Code, the parties agree to amend this Agreement in order to bring this Agreement into compliance with Section 409A of the Code; and thereafter interpret its provisions in a manner that complies with Section 409A of the Code. Each payment under this Agreement shall be considered a separate payment and not one of a series of payments for purposes of Section 409A of the Code. Notwithstanding the foregoing, no particular tax result for the Grantee with respect to any income recognized by the Grantee in connection with this Agreement is guaranteed, and the Grantee shall be responsible for any taxes, penalties and interest imposed on the Grantee under or as a result of Section 409A of the Code in connection with this Agreement.

20.Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to Section 409A of the Code by the U.S. Department of the Treasury or the Internal Revenue Service.

21.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

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22.Provisions for Non-U.S. Jurisdictions. If the Grantee is based in a jurisdiction outside the U.S. or is otherwise subject to the laws of a jurisdiction other than the U.S., the DSUs shall be subject to the terms and conditions set forth in Appendix A to this Agreement and to any terms and conditions set forth in Appendix B to this Agreement for the Grantee’s jurisdiction. Moreover, if the Grantee relocates while the DSUs are outstanding or while holding any shares of Common Stock acquired upon vesting and settlement of the DSUs, the terms and conditions set forth in Appendices A and B will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendices A and B constitute part of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has executed this Agreement, as of the Date of Grant first written above.

YETI HOLDINGS, INC.

By:
Name: Matthew J. Reintjes
Title: President and Chief Executive Officer

[Signed Electronically]
GRANTEE’S SIGNATURE
Print Name: [Grantee Name]

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APPENDIX A
TO THE NON-EMPLOYEE DIRECTOR DEFERRED STOCK UNIT AGREEMENT

PROVISIONS FOR ALL GRANTEES BASED OUTSIDE THE U.S.
The following terms and conditions apply to Grantees based outside the U.S. or who are otherwise subject to the laws of a jurisdiction other than the U.S. In general, the terms and conditions in this Appendix A supplement the provisions of the main body of this Agreement, unless otherwise indicated herein.
1.Nature of Grant. By acknowledging and accepting this Agreement, the Grantee acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)all decisions with respect to future grants of deferred stock units or other awards, if any, will be at the sole discretion of the Company;
(c)the grant of DSUs and the Grantee’s participation in the Plan shall not be interpreted as forming or amending a service contract with the Company, and shall not interfere with any ability the Company to terminate the Grantee’s service relationship (if any);
(d)the Grantee is voluntarily participating in the Plan;
(e)the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;
(f)no claim or entitlement to compensation or damages shall arise from forfeiture of the DSUs resulting from the Grantee ceasing to provide services to the Company (for any reason whatsoever);
(g)unless otherwise provided in the Plan or by the Company in its discretion, the DSUs and the benefits evidenced by this Agreement do not create any entitlement to have the DSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
(h)the Company shall not be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the U.S. Dollar that may affect the value of the DSUs or of any amounts due to the Grantee pursuant to the settlement of the DSUs or the subsequent sale of any shares of Common Stock acquired upon settlement.
2.Tax Matters.
(a)Responsibility for Taxes. The Grantee acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax,

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fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company. The Grantee further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the DSUs, and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the DSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to issue or deliver the shares of Common Stock or the proceeds of the sale of shares of Common Stock, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.
(b)Withholding Generally. In connection with any relevant taxable or tax withholding event, as applicable, the Grantee will pay or make adequate arrangements satisfactory to the Company to fulfill any and all liability for Tax-Related Items. In this regard, the Grantee authorizes the Company, or its agent, at their discretion, to satisfy any applicable withholding obligations or rights with regard to Tax-Related Items by one or a combination of the following: (i) withholding from any cash compensation payable to the Grantee by the Company, (ii) withholding from proceeds of the sale of shares of Common Stock acquired upon vesting and settlement of the DSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent), (iii) withholding shares of Common Stock to be issued upon vesting and settlement of the DSUs, (iv) requiring the Grantee to tender a cash payment to the Company, and/or (v) any other method of withholding determined by the Company to be permitted under the Plan and applicable law and, to the extent required by the Plan or applicable law, approved by the Committee.
(c)Withholding Rates. The Company may withhold for Tax-Related Items by considering statutory or other withholding rates, including up to the maximum applicable rates in the Grantee’s jurisdiction(s). In the event the application of such withholding rate leads to over-withholding, the Grantee may receive a refund of any over-withheld amount in cash from the Company (and, in no event, will the Grantee have any entitlement to the equivalent amount in shares of Common Stock); alternatively, if not refunded by the Company, the Grantee may be able to seek a refund from the local tax authorities. In the event the application of such withholding rate leads to under-withholding, the Grantee may be required to pay any additional Tax-Related Items directly to the applicable tax authorities.
3.Data Privacy. If the Grantee would like to participate in the Plan, the Grantee will need to review the information provided in this Section 3 of Appendix A and, where applicable, declare the Grantee’s consent to the processing and/or transfer of personal data as described below.
(a)EEA+ Controller. If the Grantee is based in the European Union (“EU”), the European Economic Area or the United Kingdom (collectively, “EEA+”), the Grantee should note that the Company, with its registered address at 7601 Southwest Parkway, Austin, Texas, 78735, USA, is the controller responsible for the processing of the Grantee’s personal data in connection with this Agreement and the Plan.

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(b)Data Collection and Usage. The Company collects, uses and otherwise processes certain personal data about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), remuneration, nationality, title, any shares of stock or directorships held in the Company, details of all DSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, which the Company receives from the Grantee or otherwise in connection with this Agreement or the Plan (“Personal Data”), for the purposes of implementing, administering and managing the Plan and allocating shares of Common Stock pursuant to the Plan.
If the Grantee is based in the EEA+, the legal basis for the processing of Personal Data by the Company is the necessity of the data processing for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the EEA+, or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+.
If the Grantee is based outside of the EEA+, the legal basis, where required, for the processing of Personal Data by the Company is the Grantee’s consent, as further described below.
(c)Stock Plan Administration Service Providers. The Company may transfer Personal Data to Fidelity Stock Plan Services LLC or such other stock plan service provider or broker as may be selected by the Company in the future (“Broker”), which is assisting the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Personal Data with such other provider serving in a similar manner. Broker will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee may be asked to agree on separate terms and data processing practices with Broker, with such agreement being a condition to the ability to participate in the Plan.
(d)International Data Transfers. Personal Data will be transferred from the Grantee’s country to the U.S., where the Company and its service providers are based. The Grantee understands and acknowledges that the U.S. might not provide a level of protection of Personal Data equivalent to the level of protection in the Grantee’s country. For example, the U.S. is not subject to an unlimited adequacy finding by the European Commission and, as a result, in the absence of appropriate safeguards such as the standard contractual clauses adopted by the EU Commission, as applicable from time to time (the “EU Standard Contractual Clauses”), the processing of Personal Data might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, data subjects might have no or less enforceable rights regarding the processing of their Personal Data.
If the Grantee is based in the EEA+, Personal Data will be transferred from the EEA+ to the Company based on the EU Standard Contractual Clauses (or based on the Grantee’s consent to the extent such clauses are not yet in place). The Grantee may request a copy of the applicable safeguards by contacting the Company’s Privacy Team at privacy@yeti.com. The onward transfer of Personal Data from the Company to Broker or, as the case may be, a different service provider of the Company is conducted without such safeguards and is based solely on the Grantee’s consent, as further described below.

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If the Grantee is based outside of the EEA+, the Company’s legal basis, where required, for the transfer of Personal Data from the Grantee’s country to the Company and from the Company onward to Broker or, as the case may be, a different service provider of the Company is the Grantee’s consent, as further described below.

(e)Data Retention. The Company will hold and use the Personal Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.
(f)Data Subject Rights. The Grantee may have a number of rights under data privacy laws in the Grantee’s jurisdiction. Depending on where the Grantee is based, such rights may include the right to (i) request access or copies of Personal Data the Company processes, (ii) the rectification or amendment of incorrect or incomplete Personal Data, (iii) the deletion of Personal Data, (iv) request restrictions on the processing of Personal Data, (v) object to the processing of Personal Data for legitimate interests, (vi) the portability of Personal Data, (vi) lodge complaints with competent authorities in the Grantee’s jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Personal Data. To receive additional information regarding these rights or to exercise these rights, the Grantee can contact the Company’s Privacy Team at privacy@yeti.com.
(g)Necessary Disclosure of Personal Data. The Grantee understands that providing the Company with Personal Data is necessary for the performance of this Agreement and that the Grantee’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Grantee’s ability to participate in the Plan.
(h)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Grantee is providing any consents referred to herein on a purely voluntary basis. The Grantee understands that the Grantee may withdraw any such consent at any time with future effect for any or no reason. If the Grantee does not consent, or if the Grantee later seeks to withdraw the Grantee’s consent, the Grantee’s remuneration from or service and career with the Company will not be affected; the only consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant the DSUs or other awards to the Grantee or administer or maintain the DSUs. For more information on the consequences of refusal to consent or withdrawal of consent, the Grantee should contact the Company’s Privacy Team at privacy@yeti.com.
(i)Declaration of Consent. If the Grantee is based in the EEA+, by acknowledging and accepting this Agreement and indicating consent via the Company’s online acceptance procedure, the Grantee explicitly declares consent to the onward transfer of Personal Data by the Company to Broker or, as the case may be, a different service provider of the Company in the U.S. as described in Section 3(d) above.
If the Grantee is based outside of the EEA+, by acknowledging and accepting this Agreement and indicating consent via the Company’s online acceptance procedure, the Grantee explicitly declares consent to the entirety of the Personal Data processing operations described in this Section 3 including, without limitation, the onward transfer of Personal Data by the Company to Broker or, as the case may be, a different service provider of the Company in the U.S.

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4.Language. The Grantee acknowledges and represents that the Grantee is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Grantee to understand the terms of this Agreement, including Appendices A and B, and any other documents related to the Plan or this Agreement. If the Grantee has received this Agreement, including Appendices A and B, or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise required by applicable law.
5.Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any of the shares of Common Stock that are otherwise issuable upon settlement of the DSUs prior to the completion or approval of any registration or qualification of the shares of Common Stock under any applicable law or under any rulings or regulations of any governmental regulatory body, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares of Common Stock with any securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock. Further, the Grantee agrees that the Company shall have unilateral authority to amend this Agreement without the Grantee’s consent to the extent necessary to comply with securities, exchange control or other laws applicable to issuance of shares of Common Stock.
6.Choice of Venue. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the DSUs or this Agreement, shall be brought and heard exclusively in the U.S. District Court for the District of New Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
7.Imposition of Other Requirements.     The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the DSUs and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
8.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying shares of Common Stock. The Grantee should consult with the Grantee’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
9.Insider Trading/Market Abuse Laws. The Grantee acknowledges that the Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable

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jurisdictions, including (but not limited to) the U.S. and the Grantee's jurisdiction, which may affect the Grantee’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock or rights to shares of Common Stock (e.g., DSUs) or rights linked to the value of shares during such times the Grantee is considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company.  The Grantee is responsible for complying with any such restrictions and should speak to the Grantee’s personal legal advisor on this matter.
10.Foreign Asset/Account Reporting and Exchange Control Requirements. The Grantee acknowledges that there may be foreign asset and/or account reporting and/or exchange control requirements which may affect the Grantee’s ability to acquire or hold shares of Common Stock or cash received from participating in the Plan in a brokerage or bank account outside the Grantee’s country. The Grantee may be required to report such accounts, balances, assets and/or the related transactions to the tax, exchange control or other authorities in the Grantee's jurisdiction. The Grantee also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to the Grantee's jurisdiction through a designated bank or broker and/or within a certain time after receipt. The Grantee is responsible for complying with such regulations and should speak to the Grantee’s personal legal advisor on this matter.

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APPENDIX B
TO THE NON-EMPLOYEE DIRECTOR DEFERRED STOCK UNIT AGREEMENT

JURISDICTION-SPECIFIC PROVISIONS FOR GRANTEES BASED OUTSIDE THE U.S.

Terms and Conditions

This Appendix B includes terms and conditions that govern the DSUs and/or the shares of Common Stock subject to the DSUs if the Grantee is a citizen or resident of and/or works in one of the jurisdictions listed below. These terms and conditions are in addition to, or, if so indicated, in place of, the other terms and conditions set forth in this Agreement, including Appendix A.

If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working (or is considered as such for local law purposes) or if the Grantee transfers service or residency to a different jurisdiction after the Date of Grant, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Grantee.

Notifications

This Appendix B also includes notifications relating to exchange control, securities laws and other issues of which the Grantee should be aware with respect to participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of March 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the notifications herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the DSUs vest and are settled or shares of Common Stock acquired under the Plan are sold.

In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee should seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s situation.

If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working (or is considered as such for local law purposes) or if the Grantee transfers service or residency to a different jurisdiction after the Date of Grant, the information contained herein may not apply to the Grantee in the same manner.

SWEDEN

There are no country-specific provisions.

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